Exhibit 10.3d


                              AMENDED AND RESTATED
                    EMPLOYMENT AND INDEMNIFICATION AGREEMENT



            This Amended and Restated Employment and Indemnification Agreement ("Agreement"), dated as of April 1, 1996, is made by and between MAXICARE HEALTH PLANS, INC., a Delaware corporation (the "Company"), and Peter J. Ratican, an individual ("Executive").


                                 R E C I T A L S


            WHEREAS, Executive presently serves as Chairman of the Board, Chief Executive Officer and President of the Company pursuant to an Employment and Indemnification Agreement dated as of January 1, 1992, as amended by Amendment No. 1 thereto dated February 27, 1995 (collectively the "Old Employment Agreement"), exerting particularly diligent efforts in such capacities on behalf of the Company;

            WHEREAS, subject to the terms and conditions contained herein, Executive has agreed to continue to serve as Chairman of the Board, Chief Executive Officer and President of the Company; and

            WHEREAS, in recognition that Executive's skills and experience are essential to the on-going business, operations and prospects of the Company, and in order to strengthen Executive's desire to remain in the employ of the Company and to stimulate Executive's efforts on the Company's behalf, the Company an Executive have agreed to terminate the Old Employment Agreement and to enter into this Agreement;

            NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, the Company and Executive agree as follows:

                   1.   Definitions.    As  used  in  this  Agreement, the
       following capitalized terms shall have the following meanings, unless otherwise expressly provided or unless the context otherwise requires. All capitalized terms used herein but not herein elsewhere defined shall have the meanings ascribed such term in the Plan.

            "Board of Directors" means the board of Directors of the Company.

            "Cause" means, as used with respect to the involuntary termination of Executive:




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
                          (i) The willful or habitual failure by Executive to perform requested duties commensurate with his employment pursuant to the terms of this Agreement without good cause, after a demand for substantial performance is delivered to Executive by the Board of Directors, which notice specifically identifies the manner in which Executive has not performed his duties (other than as a result of the death or Incapacity of Executive); or

                          (ii)  The  willful  engaging   by  Executive  in
       misconduct or inaction materially injurious to the Company, provided, however, that an act or failure to act shall be considered "willful", only if done or omitted in bad faith and without reasonable belief on Executive's part that his action or omission was in the best interest of the Company; or

                          (iii) The  conviction   by   final  judgment  of
       Executive for a felony or of a crime involving moral turpitude, dishonesty or theft.

            Notwithstanding the foregoing, for purposes of sections (i) and (ii), above, such events shall be deemed to have occurred only upon (a) the due adoption by the Board of Directors at a meeting called and held for such purpose (after reasonable notice to Executive and his counsel and after affording Executive and his counsel an opportunity to be heard before the Board of Directors), of a resolution finding that, in the good faith opinion of the Board of Directors, Executive was guilty of the conduct set forth in those sections, and (b) in the event that such resolution is duly adopted by the Board of Directors, the receipt by Executive of five (5) days written notice prior to the effectiveness thereof.

            "Change of Control" means any transaction or occurrence after the date hereof as the result of which:

                          (i) the Company shall cease to be a publicly owned corporation having at least 300 stockholders; or

                          (ii) any person or group of persons (as defined in Rule 13d-5 promulgated under the Securities Exchange Act of 1934 (the "Act")), together with its affiliates, is or becomes the beneficial owner (as defined in Rule 13d-3 promulgated under the
       Act),  directly  or  indirectly,   of  securities  of  the  Company
       (including securities convertible into or exercisable for securities of the Company) ordinarily having the right to vote in the election of directors which together represent, after giving effect to any conversion or exercise, in excess of forty percent (40%) of the combined voting power of the Company's outstanding securities ordinarily having the right to vote in the election of directors; or






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
                          (iii) Continuing Directors (as defined below) shall cease for any reason to constitute at least a majority of the Board of Directors; or

                          (iv) the Company shall merge or consolidate with any other person or entity other than a subsidiary, and, upon the consummation of such transaction, holders of the Common Stock immediately prior to such transaction own less than sixty percent (60%) of the equity securities of the surviving or consolidated entity; or

                          (v) all or substantially all of the assets of the Company are sold or transferred to another person or entity in a single transaction or a series of related transactions.

            Notwithstanding the foregoing, a Change of Control shall not include the filing by or on behalf of, or entering against, the Company or its subsidiaries of (a) a petition, decree or order of bankruptcy or reorganization, or (b) a petition, decree or order for the appointment of a trustee, receiver, liquidator, supervisor, conservator or other officer or agency having similar powers over the Company or its subsidiaries, including any such petitions, orders or decrees filed or entered by federal or state regulatory authorities.

            "Closing Price" for each trading day, shall mean the closing bid price (or average of bid prices), the Common Stock as reported by the National Association of Securities Dealers Automated Quotation System-National Market System ("NASDAQ-NMS") or if the Common Stock is not traded on NASDAQ on such national or regional securities exchange or quotation system where the Common Stock is traded.

            "Common Stock" means the issued and outstanding common stock of the Company.

            "Continuing Director" means any individual who is a member of the Board of Directors as of the date hereof, which individuals are listed on Exhibit A attached hereto and made a part hereof, and any subsequent director nominated by the Board of Directors for
       election  by  the  stockholders  or   appointed  to  the  Board  of
       Directors, which nomination or appointment is made with the affirmative vote of a majority of Continuing Directors then serving on the Board of Directors.

            "Good Reason" means, with respect to the voluntary termination by Executive, the occurrence, without the Executive's express written consent, of any of the following:








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

                          (i) The assignment to Executive by the Company of any duties materially inconsistent with, or the diminution of, Executive's positions, titles, offices, duties and responsibilities with the Company, as in effect from time to time hereunder, or any removal of Executive from, or any failure to re-elect Executive to, any titles, offices or positions held by Executive hereunder, including the failure of the Board of Directors to nominate
       Executive to the Board of Directors' slate of directors to be recommended to the Company's stockholders or the failure of the Company's stockholders to elect Executive as a director; or

                          (ii) Except as in accordance with the terms hereof, a reduction by the Company in Executive's base salary or any other compensation provided for herein; or

                          (iii) The failure by the Company to continue in effect any material benefit or compensation plan to which Executive is entitled, hereunder, or plans providing Executive with substantially similar benefits, the taking of any action by the Company which would materially and adversely affect Executive's participation in, or materially reduce Executive's benefits under, any such benefit plan or deprive Executive of any material fringe benefits enjoyed by Executive hereunder, or the failure by the Company to provide Executive with the number of paid vacation days to which Executive is then entitled (based on years of service) under the Company's normal vacation policies and practices in effect on the date hereof or in effect from time to time hereafter; provided, however, that the occurrence of any of the foregoing shall not constitute "Good Reason" to the extent that such occurrence is part of a change in benefits, compensation, policies or practices that affect substantially all of the employees of the Company; or

                          (iv) The failure of the Company to obtain the explicit assumption in writing of its obligation to perform this Agreement by any successor as contemplated in Section 18(a) hereof; or

                          (v) A change or relocation of Executive's place of employment, as designated in Section 2 hereof, without his written consent, other than within thirty (30) miles of such agreed-upon location; or

                          (vi)  Any   other   substantial,   material  and
       adverse change in Executive's conditions of employment imposed on him by the Company.

            "Incapacity" means the absence of the Executive from his employment or the inability of Executive to perform his duties pursuant to this Agreement by reason of mental or physical illness, disability or incapacity for a period of four (4) months or more




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

       during any twelve (12) month period during the term hereof, and either the Company or Executive elects to declare such illness, disability or incapacity to be of a permanent nature.

            "Initial Value" means, for the purposes of calculating the aggregate Sale Bonus described in Section 10, below, (i) $67.0 million plus (ii) $80.0 million or a total of $147.0 million.

            "Plan" means that certain Joint Plan of Reorganization in a case entitled In re Family Health Services, Inc., et al., Debtors, Case No. SA 89-01549 JW (jointly administered with Cases SA 89-01550 JW through SA 89-01594 JW, inclusive, SA 89-02535 JW and SA 89-02536 JW), confirmed by the United States Bankruptcy Court for the Central District of California, Santa Ana Division.

            "Plan Compensation" means the additional compensation, remuneration and consideration granted to Executive pursuant to paragraphs 2, 8 and 9 of Exhibit 10-A to the Plan and paragraphs 4 and 5 of Exhibit 10-B of the Plan.

            "Senior Management" means Executive and Eugene Froelich.

                   2. Employment, Services and Duties. The Company hereby employs Executive as Chairman of the Board, Chief Executive Officer and President of the Company, and as Chairman of the Board and/or Chief Executive Officer and/or a director with respect to any of the Company's subsidiaries as the Board of Directors or such subsidiaries may from time to time direct. Additionally, in his capacity as a director, Executive will be appointed to the Executive Committee, Management Committee or any other committee with comparable responsibilities, as may be from time to time established by the Board of Directors or the board of directors of any subsidiary on which Executive may serve as a director. Subject to his continued employment as such by the Board of Directors, Executive shall continue to have and perform the duties and have the powers and authority of Chief Executive Officer, Chairman of the Board, President and director of the Company as provided from time to time in its By-Laws. As Chief Executive Officer, Executive shall supervise, control, and be responsible for all aspects of the business activities and affairs of the Company and its subsidiaries, and Executive's powers and authority in such capacity shall be superior to those of any other officer or employee of the Company and of any subsidiary thereof if Executive is employed by a subsidiary. Executive shall be subject only to the direction of the Board of Directors. Executive shall render his services generally in, and shall not be obligated to maintain his office in any place other than, Los Angeles, California, or its environs.









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
                   3. Acceptance of Employment. Executive hereby accepts employment hereunder and agrees to devote his full time, energy and skill to such employment. Notwithstanding the foregoing, Executive may engage in other personal business so long as the performance of such activities does not materially interfere with the efficient and timely performance of the Executive's duties hereunder.

                   4. Compensation. As compensation for all services to be rendered by Executive hereunder, the Company agrees to provide Executive with the following:

                          (a) Base Salary. The Company shall pay to Executive a base salary at the rate of Five Hundred Thousand Dollars ($500,000) per annum, with such increases and other bonuses, if any, as may be determined from time to time by the Board of Directors pursuant to an annual review of Executive's base salary. Said salary shall be payable in equal semi-monthly installments or in such other installments as may be agreed upon between the parties.

                          (b) Performance Bonus. In addition to Executive's base salary and any Plan Compensation which may be due Executive, and in further consideration of the services to be rendered hereunder, the Company shall pay to Executive, in cash, annually, a performance bonus (the "Performance Bonus") which shall be as set forth on Exhibit C attached hereto and made a part hereof.

                                Performance   Bonus    payments   due   to
       Executive hereunder shall be due for each fiscal year during the term hereof commencing with the fiscal year ended December 31,1996 through the year ended December 31, 2001; provided, however, that the Performance Bonus payments due for the fiscal year ended December 31, 1996 shall be calculated and paid on a full year basis and the Performance Bonus for the fiscal year ended December 31, 2001 shall pro-rated based upon Executive's service for one-quarter of such fiscal year pursuant to the terms hereof so that Executive shall receive 25% of the Performance Bonus which would have been due hereunder for a full year's service during such period, and shall be paid to Executive, with respect to a given fiscal year, in the succeeding fiscal year upon the first to occur of either: (i) 30 days after public release of the Company's audited financial statements for the prior fiscal year, or (ii) if no such public release is made, 30 days after the finalization of the Company's audited financial statements for the prior year, which shall be no later than 120 days after the end of the preceding fiscal year.









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

                          (c) Stock Options. The Company shall grant to Executive options (the "Stock Options") to purchase Seventy Thousand (70,000) shares of Common Stock on each of the following dates: date on which resolutions are adopted by the Shareholders approving the Stock Options, January 1, 1997, January 1, 1998, January 1, 1999 and January 1, 2000 (the "Grant Dates") at exercise prices equal to the Closing Price of the Common Stock on the last trading date immediately preceding the Grant Dates. Each Stock Option granted pursuant to the terms hereof shall have a ten (10) year term. The Stock Options shall be granted pursuant to the terms of a Stock Option Agreement in substantially the form of Exhibit B, attached hereto (the "Option Agreement"). Executive acknowledges that he is entitled to the grant of only the Stock Options and no other stock options pursuant to this Agreement. The grant of the Stock Options shall be subject to and conditioned upon the approval of the Company's stockholders; provided, however, in the event such approval is not obtained the parties agree that Executive shall be entitled to receive the substantial economic equivalent, which shall be as mutually agreed upon. The Company agrees to seek shareholder approval of the Stock Options at the 1996 Annual Meeting of Stockholders.

                   5.   Benefits.    In   addition   to  the  compensation
       provided for in Section 4 of this Agreement:

                          (a)   Executive   shall   have   the   right  to
       participate in any profit-sharing, bonus, stock option, pension, life, health and accident insurance, or other employee benefit plans which may be in effect from time to time during the term of this Agreement under terms no less favorable to those offered or available to other senior executives of the Company; and

                          (b) The Company shall provide Executive with a monthly automobile allowance of One Thousand One Hundred Dollars ($1,100) and a car-phone, which car-phone shall be maintained at the Company's expense.

                          (c) The Company shall pay on behalf of or reimburse Executive for up to $15,000 during the initial year of this Agreement and an additional $10,000 for each year during the term of this Agreement thereafter for the fees and expenses incurred by Executive in connection with financial and tax counseling, estate planning and income tax preparation.

                   6. Expenses. The Company shall promptly reimburse Executive for all reasonable travel, hotel, entertainment and other expenses incurred by Executive in the discharge of Executive's duties hereunder, upon receipt from Executive of vouchers, receipts or other reasonable substantiation of such expenses. At Executive's election, Executive's spouse may accompany him in connection with all travel and entertainment undertaken for the




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
       benefit of the Company, and the Company shall promptly reimburse Executive for all travel, hotel, entertainment or other related expenses incurred for Executive's spouse, under the same terms and conditions as set forth above, it being acknowledged that Executive's spouse will render valuable services in meeting and entertaining business associates and their spouses and that Executive's employment will be facilitated by the spouse's performance of such functions. The Company acknowledges and agrees that Executive (and spouse, if applicable) shall be entitled to first class travel and hotel accommodationswhile traveling on the Company's behalf.

                   7. Term of Employment. The term of employment hereunder shall commence as of April 1, 1996, and shall continue for a period of five (5) years from such date, unless earlier terminated as herein provided. This Agreement shall terminate upon the occurrence of any of the following events:

                          (a)   The death of Executive; or

                          (b) Executive voluntarily leaves the employ of the Company, with or without the consent of the Company, and with or without Good Reason; or

                          (c)   The Incapacity of Executive; or

                          (d)   The Company terminates  this Agreement for
       Cause; or

                          (e) The Company terminates this Agreement for any reason other than as set forth in Sections 7(a), 7(c) or 7(d) hereof; or

                          (f)   Executive elects to  terminate pursuant to
       Section 9(a), below.

                   8.   Compensation Upon Termination; Severance.

                          (a) In the event this Agreement is terminated under Section 7 hereof, the Company shall be obligated to pay or provide to Executive (or his legal representatives, as the case may be) under this Agreement the following and only the following:

                                (i)   In all events other than termination
       under Section 7(b) for Good Reason or Section 7(e), as soon as practicable, but in no event later than thirty (30) days of the date of such termination: the Base Salary due Executive under
       Section 4(a) hereof, up to the date of termination, together with a portion of Executive's Performance Bonus for that year, calculated based upon the Performance Bonus Executive would have received pursuant to Section 4(b) hereof had he been employed for the full




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

       fiscal year multiplied by a fraction the numerator of which is the number of days during such fiscal year on which Executive was employed by the Company and the denominator of which shall be 365 along with all benefits due Executive under Section 5 through the date of termination, such benefits to be paid in the ordinary course and with respect to the benefits due under Sections 5(b) and 5(c) pro rated as applicable; and

                                (ii)  If  the   termination  arises  under
       Section 7(f) hereof, then within five (5) days after such termination, a cash amount equal to 2.99 times Executive's average annualized compensation from all services from and relating to the Company, which is includable in Executive's gross income, including but not limited to "income" (y) which would be attributable to the exercise of any Stock Options or other options to purchase Common Stock held by Executive whether or not such exercise occurs; provided, however, if no such exercise occurs, the options will be valued as of the date on which the Change of Control occurred at the difference between the exercise price of the Options and the Closing Trading Price of the Common Stock or (z) from the termination of forfeiture restrictions on shares of Common Stock issued to Executive pursuant to the terms of Restricted Stock Agreement(s) between Executive and the Company (the "Restricted Stock"), for the most recent five taxable years ending with and including the calendar year in which the Change of Control occurs, together with the immediate vesting: (1) all options to purchase shares of Common Stock not otherwise already vested pursuant to the terms of such options, and (2) all shares of Restricted Stock not otherwise already vested pursuant to the terms of the applicable Restricted Stock Agreement between Executive and the Company; and

                                (iii) If  the   termination  arises  under
       Section 7(a) or 7(c) hereof, then as soon as practicable, but in no event later than thirty (30) days of the date of such termination, an amount equal to ninety (90) days' Base Salary prorated based on Executive's then annual Base Salary under Section 4(a) hereof. Additionally, with respect to a termination arising under Section 7(c) hereof, the Company shall provide the continuation of any health or disability payments for (1) the duration of the term of the illness, disability or incapacity which caused such incapacity, or (2) until March 31, 2001, whichever period is longer; and

                                (iv)  If  the   termination  arises  under
       Section 7(e) or under Section 7(b) for Good Reason, then as soon as practicable, but in no event later than thirty (30) days of the date of such termination, an amount equal to the balance of Executive's then annual Base Salary which would have been paid over the remainder of the term of this Agreement pursuant to Section 4(a) hereof. Additionally, Executive shall (1) receive all compensation and benefits which would have been due Executive under
       Section 4(b) hereof over the remainder of the term of this

       Agreement, (2) immediately  receive  all  compensation described in
       Section 8(c) hereof, (3) immediately be vested in all stock options or Restricted Stock not otherwise already vested, and (4) continue to receive all benefits described in Section 5 hereof, for the period between the termination date and March 31, 2001, and the monetary value of any such additional amounts or benefits shall be paid or provided to Executive as and when such amounts or benefits would have been paid to Executive had such termination not occurred.

            THE COMPENSATION PROVIDED IN THIS SECTION 8(a)(iv) SHALL BE PAID TO EXECUTIVE AS LIQUIDATED DAMAGES FOR THE INJURY TO EXECUTIVE'S REPUTATION. IN CONNECTION THEREWITH, THE PARTIES AGREE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO FIX THE ACTUAL AMOUNT OF SUCH DAMAGES AND CLAIMS DUE EXECUTIVE WITH RESPECT THERETO AND THAT SUCH AMOUNT SHALL CONSTITUTE A REALISTIC AND REASONABLE VALUATION OF THE DAMAGES WITH RESPECT TO EXECUTIVE'S CLAIMS. FURTHERMORE, EXECUTIVE SHALL NOT BE REQUIRED TO MITIGATE HIS DAMAGES BY SEEKING OTHER EMPLOYMENT OR OTHERWISE, AS THE DAMAGES RESULTING TO HIM AS A CONSEQUENCE OF THE LOSS OF THE UNIQUE EMPLOYMENT ARRANGEMENT SET FORTH HEREIN COULD NOT BE MITIGATED BY SEEKING EMPLOYMENT ELSEWHERE, NOR SHALL ANY MONIES EARNED BY EXECUTIVE IN ANY CAPACITY AFTER SUCH TERMINATION OR BREACH ACT TO REDUCE SUCH DAMAGES OR ANY AMOUNT OF OTHER BENEFITS TO WHICH EXECUTIVE IS ENTITLED HEREUNDER.


                   _______                    _______
                   Initial                    Initial


                          (b) At such time as any payment is made to Executive pursuant to Section 8(a)(iv), Executive shall simultaneously execute and deliver to the Company a release, in a form satisfactory to the Company, of all claims against the Company for compensation pursuant to this Agreement.

                          (c) In the event Executive does not receive, on or before the expiration of the term hereof, an offer for a new employment agreement (i) containing terms and provisions no less favorable (with respect to provisions for term of employment, benefits, bonuses, and other material terms), than those set forth in this Agreement (as such may be modified from time to time) and
       (ii) providing for an annual base salary of no less than Executive's then existing annual base salary, and as a result of the absence of such offer Executive leaves the employ of the Company on or before the expiration of this Agreement, the Company shall pay to Executive, severance pay in a lump sum amount equal to Executive's then annual Base Salary as of the expiration date.

                   Termination upon Change of Control; Effect of Partial Termination.
                          (a) If, prior to the termination of this Agreement, there shall occur any Change of Control, Executive, in his sole discretion, may elect to terminate this Agreement within one hundred twenty (120) days after such Change of Control by giving written notice of such election to the Company.

                          (b) Notwithstanding the provisions of Section 7, above, Executive may, in his sole discretion, elect to relinquish one or more of the positions for which Executive is employed hereunder, and this Agreement shall not terminate upon such partial termination by Executive, so long as Executive remains employed on a full-time basis in at least one of the offices contemplated by this Agreement. Executive and the Company hereby agree that no provision of this Agreement shall be amended or modified upon the occurrence of a partial termination as described in this Section 9(b), other than the designation of positions set forth in Section 2 hereof, and that in such situation the Company shall continue to pay or provide to Executive the full amount of compensation and benefits described herein.

                   10. Sale Bonus. Upon the occurrence of a sale of the Company or a majority of its assets (as defined below) or a merger where the then stockholders of the Company cease to own a majority of the outstanding voting capital stock of the surviving entity or the sale of a majority of the Company's then issued and outstanding stock (a "Sale"), the Company will pay to Executive, in cash, a sale bonus (the "Sale Bonus"). The Sale Bonus shall equal fifty percent (50%) of the total bonus amount, which total shall be the sum of the Sale Step Amounts, calculated in accordance with the following schedule:


                 A                       B

          Amount by which                               Sale Step
       Sale Price of Company           Bonus              Amount
       Exceeds Initial Value         Percentage         (= A X B)

       $0-50,000,000                    2%

       $50,000,001-100,000,000          3%

       $100,000,001-200,000,000         4%

       $200,000,001 or more             5%

            In the event of the sale of a majority of the assets of the Company, the sale price of the Company for the purpose of calculating the Sale Step Amounts above, shall be deemed to be equal to the sale price of the assets sold. In the event of a merger or sale of all or substantially all of the Company's capital stock, the sale price of the Company for the purpose of calculating the Sale Step Amounts above shall be deemed to be the value of the aggregate consideration received by the Company's stockholders for their shares. No Sale Bonus shall be payable in connection with the sale of the Company's capital stock unless such sale includes no less than a majority of the outstanding voting capital stock.

            As used in this Section 10, a sale of "a majority of the assets" of the Company shall mean the sale, in a single transaction or as part of a series of related transactions, by the Company of:
       (i) assets constituting 50% or more of the Company's book value, calculated according to generally accepted accounting principles; or (ii) of one or more subsidiaries of the Company to which is attributed 50% or more of the Company's net earnings for the preceding fiscal year, or of all of the assets of, or stock held by the Company in, such subsidiaries (which stock constitutes a majority of the issued and outstanding shares of the subsidiaries).

            Notwithstanding any other provision of this Agreement, if Executive's employment terminates, pursuant to Section 7(b) for Good Reason or 7(e) hereof, Executive shall nevertheless be entitled to receive a Sale Bonus, if the relevant sale agreement is executed by all parties thereto within ninety (90) days after the date of Executive's involuntary termination.

                   11.  Indemnification.

                          (a) The Company shall indemnify Executive, whether or not then in office, to the fullest extent provided for in the Company's Articles of Incorporation or Bylaws, as in effect, or as may thereafter be amended, modified or revised from time to time (collectively, "Company's Articles"), or permitted under the law of Delaware or such other state in which the Company may hereafter be domiciled, against any and all costs, claims, judgments, fines, settlements, liabilities, and fees or expenses (including, without limitation, reasonable attorneys' fees) incurred in connection with any proceedings (including, without limitation, threatened actions, suits or investigations) arising out of, or relating to, Executive's actions or in actions as a director, officer or employee of the Company at any point during his employment by or service to the Company, whether under this Agreement, the Old Employment Agreement or otherwise ("Executive's Tenure"), including, but not limited, to all such actions or in actions arising on or before March 15, 1989. The indemnification contemplated under this Section 11(a) shall be provided to

       Executive unless, at the time indemnification is sought, such indemnification would be prohibited under the law of Delaware or of the state in which the Company may then be domiciled; the Company may rely on the advice of its counsel in determining whether indemnification is so prohibited.

                          (b) In the event of any actual or threatened investigation, administrative proceeding or litigation by any federal, state or local governmental authority (including agencies thereof) against the Company or any other director officer or employee of  the  Company  arising  from  actions  taken  or events occurring at any point during Executive's Tenure, in which proceedings Executive is not a party or threatened to be made a party but which require Executive's attendance and if, under applicable law, or the rules or regulations of the particular governmental authority, counsel for the Company cannot additionally represent Executive upon the provision of proper substantiation, or such simultaneous representation would not be permitted under the applicable canons of ethics governing attorneys-at-law, then: (i) Executive shall have the right to retain such personal legal counsel, accounting advisors and experts as may be reasonably necessary in connection with such attendance, and (ii) the Company shall promptly reimburse Executive, whether or not then in office, for all reasonable expenses incurred by him in retaining the above counselors, advisors and experts.

                                If Executive is no  longer employed by the
       Company at the time Executive's attendance is required at proceeding contemplated by this Section 11(b), then, in all events, and in addition to the reimbursement described in (ii) above, the Company shall pay to Executive a stipend in the amount of One Thousand Dollars ($1,000) per day for each day or any portion thereof during which Executive is in attendance and shall reimburse Executive for all reasonable travel, hotel and living expenses incurred by him in connection with such attendance.

                          (c) Any reimbursement or indemnification under this Section 11 shall be made no later than 10 days after receipt by the Company of the written request of Executive, together with, with respect to expenses incurred, vouchers, receipts or other reasonable substantiation.

                          (d) If Executive is entitled under any provision of this Section 11 to indemnification by the Company for some or a portion of the expenses, judgments, fines, or penalties actually and reasonably incurred by him in the investigation, defense, appeal or settlement of any action, suit or other proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Executive for the portion of such expenses, judgments, fines or penalties to which Executive is entitled.

                          (e)   The  indemnification  provided  under this
       Section 11 shall not be deemed exclusive of any other rights to which Executive may be entitled under the Company's Articles, any resolution of the Board of Directors, any agreement, any vote of shareholders or disinterested directors, insurance contracts, the law of Delaware or any other state in which the Company may hereafter be domiciled, or otherwise, both as to actions or in actions in Executive's official capacity or in any other capacity at any point during Executive's Tenure, even though he may have ceased to serve as a director, officer or employee of the Company at the time of any action, suit or other proceeding. Amounts payable as indemnification under this Section 11 shall be reduced by the amount of any other sums received by Executive for the same purpose pursuant to any of such other provisions.

                          (f) In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a corporation domiciled in Delaware or the state in which the Company may hereafter be domiciled to indemnify a director, officer or employee, such change (to the extent permitted by applicable law) shall be automatically incorporated herein, without further action of the parties, to the extent that such change affects Executive's rights and the Company's obligations under this Section 11.

                                In the event of any change, after the date
       of this Agreement, in  any  applicable  law, statute, or rule which narrows or restricts the right of a corporation domiciled in Delaware or the state in which the Company may hereafter be domiciled to indemnify a director, officer or employee, such change (to the extent permitted by applicable law) shall have no effect on the provisions of, or the parties' respective rights and obligations under this Section 11.

                                In the  event  of  an  amendment  or other
       revision, after the date of this Agreement, to the Company's Articles which expands the right of the Company to indemnify a director, officer or employee, such change shall be automatically incorporated into this Agreement, without further action of the parties, to the extent that such change relates to Executive's rights and the Company's obligations under this Section 11.

                                In the  event  of  an  amendment  or other
       revision, after  the  date  of  this  Agreement,  to  the Company's
       Articles which narrows or restricts the right of the Company to indemnify a director, officer or employee, such change shall have no effect on the provisions of, or the parties' respective rights and obligations under, this Section 11.

                                The  Company  agrees   to  give  Executive
       prompt notice of any amendment to or modification of the Company's Articles which relate to its ability to provide the indemnification contemplated under this Section 11.

                          (g)   Notwithstanding   any    other   provision
       herein, the Company shall not be obligated pursuant to the terms of this Section 11:

                                (i)   to indemnify or  advance expenses to
       Executive with respect to proceedings or claims (except counter claims or cross claims) initiated or brought voluntarily by Executive and not by way of defense, except with respect to proceedings brought to establish or enforce a right under this Agreement or a right to indemnification under the Company's Articles, or any applicable law (including, without limitation, the requirements of the Delaware General Corporation Law), but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors finds it to be appropriate; or

                                (ii)  to  indemnify   Executive   for  any
       expenses incurred by him with respect to any claim, issue or matter, raised in connection with a proceeding instituted by Executive to enforce or interpret the provisions of this Section 11, if a court of competent jurisdiction renders a final judgment determining that the material assertions made by Executive with respect to such claim, issue or matter were not made in good faith or were frivolous; or

                                (iii) to indemnify  Executive for expenses
       or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Executive by an insurance carrier under a policy of directors' and officers' liability insurance maintained by the Company; or

                                (iv)  to indemnify  Executive for expenses
       or liabilities arising from the purchase and sale by Executive of securities of the Company in violation of federal or state securities laws; or

                                (v)   to    indemnify     Executive    for
       liabilities or with respect to proceedings or claims relating to actions not taken in his capacity as an officer, employee or director or on behalf of the Company, including, without limitation, actions taken in his individual capacity as a shareholder.

                   12. Confidentiality. Executive covenants and agrees that he will not at any time during or after the termination of his employment by the Company reveal, divulge or make known to any person, firm or corporation any information, knowledge or data of a proprietary nature relating to the business of the Company or any of its affiliates which is not or has not become generally known or public. Executive shall hold, in a fiduciary capacity, for the benefit of the Company, all information, knowledge or data of a proprietary nature, relating to or concerned with, the operations, customers, developments, sales, business and affairs of the Company and its affiliates which is not generally known to the public and which is or was obtained by the Executive during his employment by the Company. Executive recognizes and acknowledges that all such information, knowledge or data is a valuable and unique asset of the Company and accordingly he will not discuss or divulge any such information, knowledge or data to any person, firm, partnership, corporation or organization other than to the Company, its affiliates, designees, assignees or successors or except as may otherwise be required by the law, as ordered by a court or other governmental body of competent jurisdiction, or in connection with the business and affairs of the Company.

                   13. Equitable Remedies. In the event of a breach or threatened breach by Executive of any of his obligations under
       Section 12 hereof, Executive acknowledges that the Company may not have an adequate remedy at law and therefore it is mutually agreed between Executive and the Company that in addition to any other remedies at law or in equity which the Company may have, the Company shall be entitled to seek in a court of law and/or equity a temporary and/or permanent injunction restraining Executive from any continuing violation or breach of this Agreement.

                   14.  Advance of Fees and  Expenses.   The Company shall
       advance to Executive:

                          (i) to the maximum extent provided for in the Company's Articles or permitted by the law of Delaware or such other state in which the Company may hereafter be domiciled, any fees or expenses which are included as indemnifiable fees or expenses pursuant to Sections 11(a) or 11(b) hereof (including, without limitation, expenses of investigations, judicial or administrative proceedings or appeals, amounts paid in settlement by or on behalf of Executive, and legal, accounting or other professional fees and disbursements) which may be incurred by Executive; and

                          (ii) in the event of any other dispute arising under this Agreement involving an effort by Executive to protect, enforce or secure rights or benefits claimed by him hereunder, all reasonable expenses, including attorneys' fees, incurred by Executive in connection with such dispute. Such advances

       (collectively, "Reimbursed Expenses") shall be made by the Company upon the written request of Executive, which request shall be accompanied by an undertaking executed by Executive in substantially the form of Exhibit D attached hereto, by which Executive undertakes to repay any amounts advanced to the extent that it is ultimately determined, by compromise, settlement, arbitration or final non-appealable court ruling, that the Executive is not entitled to indemnification or payment, as appropriate, for all or any portion of such fees and expenses.

            No later than ten (10) days after receipt by the Company of the written request and undertaking of Executive, together with receipts, invoices or other written documentation evidencing the Reimbursed Expenses to be covered by the advance, the Company shall make the advance requested, in one or more payments, to Executive or according to his written instructions.

            Any advances contemplated under Section 14(i) above, shall be made to Executive unless, at the time the advance is requested, such advance would be prohibited under the law of Delaware or the state in which the Company may then be domiciled; the Company may rely on the advice of its counsel in determining whether an advance is so prohibited.

                   15. Effective Date. This Agreement shall be deemed to be effective as of the date hereof.

                   16. Adjustments to Payments. Notwithstanding any other provision of this Agreement, if any payment ("Affected Payment") under this Agreement, either alone or together with other amounts which Executive has the right to receive from the Company, would constitute an "excess parachute payment" (as defined in Section 28OG of the Code), then Executive shall be entitled to receive an additional cash payment (an "Additional Payment") which, when added to the Affected Payment provides a net benefit to the Executive, after payment of the excise tax imposed by Section 4999 of the Code and penalties and interest thereon, and payment of any federal, state and local income taxes and penalties and interest thereon attributable to such Additional Payment, equal to the Affected Payment before such Additional Payment. The Company shall have the option of defending or challenging any determination concerning the status of payments as "excess parachute payments." Executive shall receive the Additional Payments concurrently with Affected Payments; provided, however, Executive shall be entitled to Additional Payments in arrears upon a subsequent finding by the Internal Revenue Service or court of competent jurisdiction that any payment is an "excess parachute payment."

                   17. Termination of Old Employment Agreement. The Company and Executive agree that, on April 1, 1996 and the Old Employment Agreement shall be terminated and, except as expressly set forth herein, this Agreement constitutes the entire understanding between the parties hereto as of the date hereof regarding the subject matter hereof and supersedes all other prior agreements, understandings, negotiations and discussions of the parties whether written or oral; provided, however, that notwithstanding any provision to the contrary contained elsewhere herein, including, but not limited to, Section 8, above, Executive shall continue to have all rights to all Plan Compensation due him and reimbursement for any expenses incurred prior to the Effective Date of the Agreement but not yet reimbursed by the Company.

                   18.  Miscellaneous.

                          (a) This Agreement shall be binding upon and inure to the benefit of the Company and any successor of the Company. This Agreement shall not be terminated by the voluntary or involuntary dissolution of the Company or by any merger, reorganization or other transaction in which the Company is not the surviving or resulting corporation or upon any transfer of all or substantially all of the assets of Company in the event of any such merger, or transfer of assets. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the surviving business entity or the business entity to which such assets shall be transferred in the same manner and to the same extent that the Company would be required to perform it if no such transaction had taken place.

                                Neither  this  Agreement  nor  any  rights
       arising hereunder may be assigned or pledged by Executive. Executive's rights to the compensation provided for under Sections 4(c) and 16 of this Agreement, to indemnification under Section 11 hereof, and to the advance of Reimbursed Expenses under Section 14 hereof, shall continue, despite the fact that Executive may cease to be employed by the Company, and shall survive the termination of this Agreement regardless of cause. This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

                          (b) Except as otherwise provided by law or elsewhere herein, Executive shall be entitled to all benefits as set forth herein notwithstanding the occurrence of the following events:

                                (i)   any  act  of   force  majeure  which
       materially and adversely affects the Company's business and operations, including but not limited to, the Company having sustained a material loss, whether or not insured, by reason of fire, earthquake, flood, epidemic, explosion, accident, calamity or other act of God; or

                                (ii)  any strike or labor dispute or court
       or government action, order or decree; or

                                (iii) a  banking  moratorium  having  been
       declared by federal or state authorities; or

                                (iv)  an outbreak of major armed conflict,
       blockade, embargo, or other international hostilities or restraints or orders of civic, civil defense, or military authorities, or other national or international calamity having occurred; or

                                (v)   any act  of  public  enemy,  riot or
       civil disturbance or threat thereof; or

                                (vi)  a  pending  or  threatened  legal or
       governmental proceeding or action relating generally to the Company's business, or a notification having been received by the Company of the threat of any such proceeding or action, which could materially adversely affect the Company.

                          (c)   This  Agreement   may   not  be  modified,
       altered or amended except by an instrument in writing signed by the parties hereto.

                          (d) This Agreement shall be construed in accordance with the laws of the State of California except to the extent that any provision of Sections 11 or 14 hereof may relate to an interpretation of the corporation laws of Delaware, the state in which the Company is domiciled, in which case such provision shall be construed in accordance with the corporation laws of that state.

                          (e) Nothing in the Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company's inability pursuant to court order to perform its obligations under this the Agreement shall not constitute a breach of this Agreement. If any provision of this Agreement is invalid or enforceable, the remainder of this Agreement shall nevertheless remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall, nevertheless, remain in full force and effect in all other circumstances.

                          (f)   In addition  to  the  payments pursuant to
       Section 5(c) above, the Company agrees to reimburse Executive for all reasonable legal fees and expenses incurred by Senior
       Management in connection with the retention of a single law firm engaged to represent Senior Management in the negotiation and execution of their respective Employment and Indemnification Agreements and Option Agreements; provided, however that the Company's obligation under this Section 18(f) shall not exceed an aggregate of Twenty Five Thousand Dollars ($25,000).

                          (g) The parties hereto agree that any and all disputes hereunder shall be submitted to a court located in Los Angeles, California and in this regard, the parties agree that they shall consent to personal jurisdiction in any state and/or the United States District Court for the Central District of California sitting in Los Angeles, California and agree to venue in the State of California. All costs and expenses (including attorneys' fees) incurred by the parties in connection with any dispute arising under this Agreement, shall be apportioned between the parties by a court based upon such court's determination of the merits of their respective positions. The burden of proving that indemnification or any advance under Sections 11 or 14 is not appropriate shall be on the Company.

                          (h) Any notice to the Company required or permitted hereunder shall be given in writing to the Company, either by personal service, telex, telecopier or, if by mail, by registered or certified mail return receipt requested, postage prepaid, duly addressed to the Secretary of the Company at its then principal place of business with a copy to Barry L. Burten, Esq., Jeffer, Mangels, Butler & Marmaro LLP, 2121 Avenue of the Stars, 10th Floor, Los Angeles, California 90067. Any such notice to Executive shall be given in a like manner, and if mailed shall be addressed to Executive at Executive's home address then shown in the files of the Company with a copy to Philip Magaram, Esq., Valensi Rose & Magaram PLC, 1800 Avenue of the Stars, Suite 1000, Los Angeles, California 90067. For the purpose of determining compliance with any time limit herein, a notice shall be deemed given on the fifth business day following the postmarked date, if mailed, or the date of delivery if personally delivered or delivered by telex or telecopier.

                          (i) A waiver by either party of any term or condition of this Agreement or any breach thereof, in any one instance, shall not be deemed or construed to be a waiver of such term or condition or of any subsequent breach thereof.

                          (j) The paragraph and subparagraph headings contained in this Agreement are solely for convenience and shall not be considered in its interpretation.

                          (k) This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

            IN WITNESS WHEREOF, the parties hereto have executed this Employment and Indemnification Agreement as of the day and year first written above.


                                      COMPANY:

                                      MAXICARE HEALTH PLANS, INC.
                                      a Delaware corporation



                                      By:
                                           -------------------------

                                      Its:
                                           -------------------------


                                      EXECUTIVE:


                                      /s/ PETER J. RATICAN
                                      --------------------
                                          Peter J. Ratican

                                    EXHIBIT A

                              Continuing Directors



       Peter J. Ratican
       Eugene L. Froelich
       Claude S. Brinegar
       Thomas W. Field, Jr.
       Charles E. Lewis
       Alan S. Manne
       Florence F. Courtright

                                    Exhibit B


                             STOCK OPTION AGREEMENT


            This STOCK OPTION AGREEMENT ("Agreement"), dated as of April 1, 1996, is made by and between Peter J. Ratican ("Executive") and Maxicare Health Plans, Inc., a Delaware corporation (the "Company").

                                    RECITALS


            WHEREAS, Executive presently serves as Chief Executive Officer and President of the Company pursuant to an Employment and Indemnification Agreement dated as of January 1, 1992 exerting particularly diligent efforts in such capacity on behalf of the Company;

            WHEREAS, the Company and the Executive have agreed that Executive should continue to serve in the aforementioned capacities on behalf of the Company pursuant to the terms and conditions contained in the Amended and Restated Employment and Indemnification Agreement dated as of April 1, 1996 between the Company and the Executive (the "Restated Employment Agreement");

            WHEREAS, as a material part of Executive's compensation under the New Employment Agreement, the Company has agreed to grant Executive options to purchase 350,000 shares of the Company's, no par value, common stock (the "Common Stock"); and

            WHEREAS, the Company and the Executive desire to set forth in this Agreement the specific terms and conditions regarding the aforementioned options.

            NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, Executive and the Company hereby agree as follows:

                   1. Grant of Options. Subject to Section 14 below and upon the terms and subject to the conditions hereinafter set forth, the Company hereby agrees to grant to Executive options (the "Options") to purchase up to 350,000 authorized but unissued shares of Common Stock (the "Option Shares"). As a pre-condition to the grant of each of the Options set forth below and all Options to be granted hereunder following such Option, Executive must be employed by the Company on the grant date of any such Option. Subject to the preceding sentence, the Options shall be granted on the following dates:

                         (a) an Option to purchase 70,000 Option Shares on the date on which resolutions are adopted by the Shareholders approving this Agreement;

                         (b) an Option to purchase 70,000 Option Shares on January 1, 1997;

                         (c) an Option to purchase 70,000 Option Shares on January 1, 1998;

                         (d) an Option to purchase 70,000 Option Shares on January 1, 1999; and

                         (e) an Option to purchase 70,000 Option Shares on January 1, 2000.

                   2.    Option Prices.

                         (a) The Option Price with respect to the Option Shares for each of the Options set forth in 1(a) through 1(e) above shall be the closing price of the Common Stock on the last trading date immediately preceding the grant dates of the Options set forth in Sections 1(a) through 1(e) above.

                         (b) For the purposes of calculating the Option Price, the closing price shall be (in the following order or priority), if the Common Stock is listed or admitted for trading
       (i) on any national securities exchange (or in case the Common Stock shall be listed on more than one, the exchange with the greatest trading volume in the Common Stock), the last sale price, or, in case no reported sale takes place on such day, the average of the last reported bid and asked prices; (b) on the National Association of Securities Dealers, Inc. Automated Quotation System-National Market System ("NASDAQ-NMS"), the average of the last reported bid and asked prices; or (iii) in the daily stock price publication of the National Quotation Bureau (also known as the "Pink Sheets"), the average of the last reported bid and asked prices.

                   3. Vesting of Options. Executive's rights in and to the Options set forth in Sections 1(a) through 1(e) above shall vest, and Executive may exercise each such Option immediately as of the date of the grant of each Option.

                   4. Term of Options. Subject to and so long as Executive is employed by the Company, whether pursuant to the Restated Employment Agreement or otherwise each Option granted pursuant to Sections 1(a) through 1(e) above, may be exercised in whole or in part at any time or from time to time by Executive on or before 12:00 midnight, California time on the expiration of 10 years from the date of grant of each such Option (the "Expiration

       Date"); provided, however, that in the event that Executive's employment with the Company terminates prior to the Expiration Date the Options which have been granted prior to such termination of employment shall expire as follows:

                         (a) in the event termination is as a result of death of Executive or Incapacity, any outstanding Options granted pursuant to this Agreement shall expire 180 days after such termination;

                         (b) in the event termination  is  as a result of:
       (i) Cause  pursuant  to  Section  7(d)  of  the Restated Employment
       Agreement or (ii) pursuant to Section 7(b) of the Restated Employment Agreement other than for Good Reason, thirty (30) days after such termination; and

                         (c) in the event  termination  is  as a result of
       Section 7(b) for Good Reason, 7(e) or 7(f) of the Restated Employment Agreement on the Expiration Date.

       The terms "Incapacity", "Cause" and "Good Reason" when utilized herein shall be as defined in the Restated Employment Agreement.

                   5.    Exercise of Option.

                         (a) In the event Executive elects to exercise any Option granted hereunder, he shall give at least three, but no more than ten business days' prior written notice to the Company, at the principal executive office of the Company, or to such transfer agent as the Company shall designate. Such notice shall state which Option the employee wishes to exercise, the election to exercise such Option and the number of Option Shares with respect to which it is being exercised. The notice shall be accompanied by a cashier's or certified check payable in United States Dollars to the order of the Company in an aggregate amount equal to the product of the Option Price times the number of Option Shares to be purchased.

            Upon receipt of Executive's notice to exercise the Option, conforming to the conditions of this Section 5, the Company shall, as soon as practicable thereafter, deliver to Executive a certificate or certificates representing the Option Shares purchased, registered in the name of the Executive (or, if so request in the notice to exercise, registered in the name of the Executive and another person jointly, with right of survivorship). In the event the Option shall be exercised, pursuant to Section 10 hereof, by any person or persons other than Executive, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option.

            All Option Shares purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable.

                         (b) Notwithstanding the foregoing, the Option may be exercised only on the condition that no injunction, judgment, order or decree of a court or governmental agency with competent jurisdiction prohibits such exercise.

                   6.    Adjustment Upon Restructuring or Dissolution.

                         (a) In the event of any change, after the date of grant but prior to the exercise of any Option granted hereunder, in the number or nature of Option Shares by reason of any stock dividend, split-up, stock split, reverse stock split, merger, recapitalization, combination, exchange of common stock, or similar transaction (the "Restructuring"), the number and kind of Option Shares subject to acquisition hereunder and the Option Price per Option Share shall be appropriately adjusted, effective upon the consummation of the Restructuring, either by way of an amendment to the Options or by way of a grant of new stock options in substitution of, or in addition to, the Options, to provide that:
       (i) the number of shares subject to the Options shall be adjusted to reflect such Restructuring so that the percentage of the outstanding equity of the Company represented by shares subject to the Options remains constant both before and after the Restructuring; and (ii) the per share exercise price of the Options shall be adjusted so that the total exercise price which would be paid by Executive, were he to purchase all of the shares available to him under the Options after the adjustment described in the preceding clause (i), equals the total exercise price he would have paid had he purchased all Option Shares available to him before the Restructuring at the Option Price. In the event any Restructuring occurs prior to the grant of any Option hereunder, (i) above shall apply; however the Option Price shall be as determined by Section 2 above.

                         (b) In addition, in the event of any dissolution or liquidation of the Company or a Restructuring as a result of which the Company is not the surviving corporation, or a sale of substantially all the property of the Company to another entity, then either (i) provision shall be made for the assumption of all Options or the substitution for the Options of new options covering the stock of a successor employer corporation (or a parent or subsidiary thereof) with appropriate adjustments as to number and kind of shares and prices; or (ii) provision shall be made for the payment of substantially equivalent economic benefit to Executive in exchange for such Options which have been granted prior to the consummation of such event or transaction, upon the consummation of such event or transaction; notwithstanding the foregoing, Executive shall have the right, prior to the consummation of such event or transaction, to exercise all Options granted prior to the consummation thereof. In the event that the contemplated event or transaction is not consummated, any Option that had been exercised solely by reason of such event or transaction shall again become unexercised and shall revert to its former status as issued but unexercised as of the termination of the transaction subject, however, to such other provisions of this Agreement as may apply. For the purposes hereof, the aforementioned economic benefit to Executive shall be calculated (without regard to the illiquidity of the Common Stock issuable to the Executive upon exercise of the Option) based upon the actual difference between the Option Price and the closing price of the Common Stock on the day prior to the consummation of the aforementioned transaction.

                         (c) Adjustments under this Section 6 shall be made by the Board of Directors of the Company, whose determination as to what adjustments shall be made shall be final and conclusive. The Board of Directors of the Company may obtain and may rely upon the advice of independent counsel and accountants of the Company. No fractional shares of stock shall be issued under the option on account of any such adjustment. If for any reason Option Shares shall include a fractional share interest, upon the exercise of the option with respect to such fractional interest, a cash payment shall be made of an equivalent value for such fractional interest.

                   7.    Investment   Representations;   Restrictions   on
       Transfer.

                         (a) Executive represents, warrants and covenants to the Company that:

                             (i) Any Option Shares or other securities acquired by Executive upon exercise of the Option will be acquired for Executive's own account and not with a view to resale or distribution in violation of the Securities Act of 1933, as amended (the "1933 Act").

                             (ii) Executive has such knowledge and experience in business and financial matters as to be capable of utilizing the information which is available to him to evaluate the merits and risks of an investment in Option Shares and is able to bear the economic risks of any Option Shares or other securities which Executive may acquire upon exercise of the Option.

                             (iii) Executive understands  that  the Option
       Shares have not been registered under the 1933 Act, in reliance upon certain exemptions contained therein, and that the Company's reliance on such exemption is predicated on Executive's representations set forth herein. Executive further understands that because the Option Shares have not been registered under the 1933 Act, he may not, and Executive covenants and agrees that he will not, sell, offer to sell or otherwise dispose of any such securities in violation of the 1933 Act or any applicable "blue sky" or securities law of any state. Executive acknowledges and understands that he has no independent right to require the Company to register the Option Shares.

                         (b) Executive   consents   to   the   placing  of
       restrictive legends in substantially the following form on any stock certificate(s) representing Option Shares:

            "The Shares  represented  by  this  Certificate  have not been registered under the Securities Act of 1933, as amended, or the blue sky law of any state. These shares have been acquired for investment and not with a view to distribution or resale, and may not be sold, mortgaged, pledged, hypothecated or otherwise transferred without an effective registration statement for such shares under the Securities Act of 1933, as amended, or until the issuer has been furnished with an opinion of counsel for the registered owner of these shares, reasonably satisfactory to counsel for the issuer, that such sale, transfer or disposition is exempt from the registration or qualification provisions of the Securities Act of 1933, as amended, or the blue sky laws of any state having jurisdiction."

                         (c) Executive also hereby consents and agrees to the placing of stop transfer instructions against any subsequent transfer(s) of the Option Shares. The Company hereby agrees to remove the legend and stop transfer instructions upon receipt of an opinion of counsel from the registered owner of the Option Shares, in form and substance reasonably acceptable to counsel for the Company, to the effect that such shares may be transferred without violation of the 1933 Act or the blue sky laws of any state having jurisdiction.

                   8. Additional Documents. The Company and Executive hereby covenant and agree to execute and deliver any additional documents necessary or desirable, in the opinion of Executive or the Company, as the case may be, to complete the sale and transfer of all of the Option Shares with respect to which the Option is exercised.

                   9. Options Not Transferable. Executive may not transfer or assign the Option or his rights under this Agreement,except by will or by the laws of descent and distribution and subject to the provisions of Section 10 hereof. The Option and Executive's rights under this Agreement shall not otherwise be transferred, assigned, pledged or disposed of in any way, whether by operation of law or otherwise, and shall be exercisable during Executive's lifetime only by Executive or his guardian or legal representative.

                   10.   Death or Termination  of  Executive.   Subject to
       Section 5(a) above if the Executive dies during the term of any Options granted hereunder, the Option may be exercised, to the extent of the number of shares with respect to which the Executive could have exercised such Options on the date of his death, by his estate, personal representative or beneficiary, or the person or persons entitled to do so under the Executive's last will and testament or under applicable intestate laws.

                   11. No Obligation to Exercise Options. The grant and acceptance of the Options imposes no obligation on Executive to exercise them.

                   12.   No  Obligation  to   Continue  Employment.    The
       Company is not by virtue of the grant of the Options obligated to continue Executive in employment.

                   13. No Rights as Stockholder Until Exercise. The Executive shall have no rights as a stockholder with respect to Option Shares until a stock certificate with respect to the Option Shares has been issued to Executive and the Option Shares have been fully paid for pursuant to the terms hereof.

                   14. Shareholder Approval. The grant of the Options pursuant to the terms of this Agreement shall be subject to and conditioned upon the approval of the Company's shareholders. The Company agrees to seek such approval at the 1996 Annual Meeting of Stockholders.

                   15.   Registration   Undertaking.       Subsequent   to
       shareholder approval of the Options, the Company agrees to file a Form S-8 Registration Statement at such time as may be determined by its Board of Directors. Said Form S-8 Registration Statement, and the Form S-3 Prospectus related thereto, shall include, to the extent permissible, the Option Shares.

                   16.   Miscellaneous.

                   16.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                   16.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Executive's rights to the Option with respect to the percentage of the Option Shares in which his interest has vested as of the termination date hereof shall survive the termination of this Agreement, regardless of cause. This Agreement may not be assigned by the Company without the prior written consent of Executive.

                   16.3 Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

                   16.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that Executive will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Company set forth herein. Therefore, it is agreed that, in addition to any other remedies which may be available to Executive upon any such violation, Executive shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Executive at law or inequity.

                   16.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by messenger, transmitted by telex or telecopier (with receipt confirmed), or mailed by registered or certified mail, postage prepaid, as follows:


            (a)    If to Executive:

                   Peter J. Ratican
                   1440 Greenbriar Road
                   Glendale, California 91207

            (b)    If to the Company:

                   Maxicare Health Plans, Inc.
                   1149 South Broadway Street
                   Los Angeles, California 90015
                   Attention:  Alan D. Bloom, Esq.
                               General Counsel


       or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

                   16.6 Counterparts. This Agreement may be executed in any number of counterparts, and by separate parties on separate counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

                   16.7 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of California. The Options will not be treated as an "incentive stock option" under the Internal Revenue Code.

                   16.8 Jurisdiction, Attorneys' Fees. The parties hereto agree that any and all disputes hereunder shall be submitted to a court located in Los Angeles, California and in this regard, the parties agree that they shall consent to personal jurisdiction to any state and/or the United States District Court for the Central District of California sitting in Los Angeles, California and agree to venue in the State of California. All costs and expenses (including attorneys' fees) incurred by the parties in connection with any dispute arising under this Agreement, shall be apportioned between the parties by a court based upon such court's determination of the merits of their respective positions.

                   16.9 Entire Understanding. This Agreement constitutes the entire understanding between the parties hereto regarding the subject matter hereof and supersedes all other prior agreements, understandings, negotiations and discussions of the parties whether written or oral.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.


                               MAXICARE HEALTH PLANS, INC.,
                               a Delaware corporation


                               By: _____________________________

                               Its: ____________________________


                               EXECUTIVE:


                               _________________________________
                               Peter J. Ratican

                                    EXHIBIT C

                                Performance Bonus


            Executive's annual Performance Bonus pursuant to Section 4(b) of the Agreement shall be based upon the Company's annual Pre-Tax Earnings during the term of the Agreement computed in accordance with generally accepted accounting principles pursuant to the following:


            1. The first year (the fiscal year) shall commence on January 1, 1992 and each subsequent fiscal year on the anniversary date of the first year.

            2. "Pre-Tax Earnings" shall not include any items of either extraordinary income or extraordinary expense, as determined by the Company's independent auditors.

            3. "The Company," for the purposes of this bonus shall include Maxicare Health Plans, Inc. and all of its subsidiaries (whose financial statements are consolidated with those of the Company's), successors and assigns whether now existing or hereinafter created or acquired. In the event the Company, or a substantial portion thereof, is acquired by an unrelated entity, whether by a stock acquisition, purchase of assets or otherwise during the term of the Agreement, a good-faith allocation of the Pre-Tax Earnings of the Company during the applicable period for the purposes of this bonus shall be made by the Company and reviewed by the independent auditors for the Company. The Company, and any successor, shall keep its records in such a manner that the auditors will have the requisite information to be able to review such allocation.

            4. For any fiscal year, the Performance Bonus will only be granted if the Pre-Tax Earnings for such year exceeds $10,000,000.

            5. Executive will be entitled to the following percentages of the excess of Pre-Tax Earnings over $10,000,000:

                 a. 2 1/2% of that portion of the Pre-Tax Earnings which exceeds $10,000,000 by $5,000,000 or less (a maximum bonus of $125,000); plus

                 b. 1 1/2% of that portion of the Pre-Tax Earnings which exceeds $15,000,000 but not in excess of $20,000,000 of Pre-Tax Earnings (a maximum bonus of $75,000); plus

                 c. 1 1/4% of that portion of the Pre-Tax Earnings which exceeds $20,000,000 but not in excess of $30,000,000 of Pre-Tax Earnings (a maximum bonus of $125,000); plus

                 d. 2% of that portion of the Pre-Tax Earnings which exceeds $30,000,000.

            6.   The  aggregate  amount   of   the  Performance  Bonus  to
       Executive shall not exceed $2,000,000 for any fiscal year.

                                    EXHIBIT D


                        [Form of Executive's Undertaking]


            Undertaking, dated as of              , 199    ("Undertaking")
       by                       , an individual ("Executive"), in favor of
       Maxicare  Health   Plans,   Inc.,   a   Delaware  corporation  (the
       "Company").


                                 R E C I T A L S


            A. Pursuant to Sections 11 and 14 of that certain Amended and Restated Employment and Indemnification Agreement, dated as of April 1, 1996, by and between Executive and the Company (the "Agreement"), Executive has requested the Company to advance in one or more installments as required to Executive all Reimbursed Expenses (as that term is defined in the Agreement) in connection with [insert case reference].

            B. As a condition precedent to the making of such advance(s), Executive has agreed to undertake, and to deliver to the Company an undertaking for, the possible repayment of certain sums advanced.

            NOW, THEREFORE, Executive hereby undertakes and agrees as follows:

            1. Executive hereby assumes and agrees to repay to the Company the above Reimbursed Expenses advanced, or any part thereof, which is ultimately determined by compromise, settlement, arbitration or final non-appealable court ruling, not to be an indemnifiable or reimbursable fee for expense under the terms of the Agreement or applicable law ("Non-Reimbursed Advances").

            2. Executive shall repay to the Company any Non-Reimbursed Advance, within thirty (30) days of the date of determination of non-indemnification or non-reimbursement by compromise, settlement, arbitration or final non-appealable court ruling together with interest thereon, from the date such Non-Reimbursed Advance was made to the date of final repayment, at the annual rate announced by the Bank of America, N.T. & S.A., at its principal office in San Francisco, California, for prime commercial loans for ninety (90) day maturities, from time to time adjusted as of the date of such changes, but in no event at a rate higher than the maximum permitted under the laws of the State of California. Interest on the outstanding amount of the Non-Reimbursed Advance shall be computed on the basis of 365 days in a year.

            3. This Undertaking shall inure to the benefit of the Company, its successors and assigns.


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

            IN WITNESS WHEREOF, Executive has caused this Undertaking to be executed as of the date first written above.


                                              EXECUTIVE:



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